Exhibit 99.7

FORM OF NOMINEE HOLDER CERTIFICATION
ATTUNITY LTD

        The undersigned, a bank, broker, trustee, depositary, or other nominee of non-transferable subscription rights (the “Subscription Rights”) to purchase ordinary shares, par value NIS 0.1 per share (the “Ordinary Shares”), of Attunity Ltd (the “Company”) pursuant to the subscription rights offering described and provided for in the Company’s prospectus dated April [__], 2009, hereby certifies to the Company and to American Stock Transfer & Trust Company, LLC, as Subscription Agent for such subscription rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Instructions as to Use of Subscription Rights Certificates) and, on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional Ordinary Shares pursuant to the Oversubscription Right, the number of shares specified below pursuant to the Oversubscription Right (as defined in the Instructions as to Use of Subscription Rights Certificates), listing separately below each such exercised Basic Subscription Right and the corresponding Oversubscription Right (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the Oversubscription Right, each such beneficial owner’s Basic Subscription Right has been exercised in full:

Number of Shares Owned on the Record Date	Number of Shares Subscribed for Pursuant to Basic Subscription Right	Number of Shares Subscribed for Pursuant to Oversubscription Right

1.
2.
3.
4.
5.
6.
7.
8.
9.

________________________________	________________________________
Name of Nominee Holder	DTC Participant Number

By: ________________________________	________________________________
Name:	DTC Basic Subscription
Title:	Confirmation Numbers
Phone Number:
Fax Number:
Dated: ______________________